                                                                    Exhibit 21.1



                            CTI GROUP (HOLDINGS) INC.

                              List of Subsidiaries
                              as of March 31, 1996


     Name                                         State of Incorporation
     ----                                         ----------------------

CTI Delaware Holdings Inc.                              Delaware

CTI Data Solutions (USA) Inc.                           Delaware

Telephone Budgeting Systems, Inc.                       New York

Plymouth Communications Inc.                            Delaware



     Name                                            Country
     ----                                            -------

CTI Data Solutions (International) Ltd.           United Kingdom